Exhibit 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Paul J. Reilly, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Arrow Electronics, Inc., and, except as corrected or supplemented in a subsequent covered report:

    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
    Annual Report of Arrow Electronics, Inc. on Form 10-K for the year ended December 31, 2001;
    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Arrow Electronics, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
    any amendments to any of the foregoing.

/s/ Paul J. Reilly                             Subscribed and sworn to
Paul J. Reilly                                 before me this 12th day of
August 12, 2002                                 August 2002

                                               /s/ Pamela Marino
                                                Pamela Marino
                                               Notary Public

                                              My Commission Expires: 6/19/03